Exhibit 99.1

CITICORP BANKING CORPORATION

By: /s/ William H. Wolf Date: June 21, 2006

Name: William H. Wolf
Title: Senior Vice President

COURT SQUARE CAPITAL LIMITED

By: /s/ Anthony P. Mirra Date: June 21, 2006

Name: Anthony P. Mirra
Title: Vice President

CITIGROUP VENTURE CAPITAL EQUITY PARTNERS, L.P.

By: CVC Partners, LLC, as General Partner of Citigroup Venture Capital Equity Partners, L.P.
By: Citigroup Venture Capital GP Holdings, Ltd., as Managing Member of CVC Partners, LLC

By: /s/ Anthony P. Mirra Date: June 21, 2006

Name: Anthony P. Mirra
Title: Vice President

CITIGROUP VENTURE CAPITAL GP HOLDINGS, LTD.

By: /s/ Anthony P. Mirra Date: June 21, 2006

Name: Anthony P. Mirra
Title: Vice President

CVC PARTNERS, LLC

By: Citigroup Venture Capital GP Holdings, Ltd.,

as Managing Member of CVC Partners, LLC

By: /s/ Anthony P. Mirra Date: June 21, 2006

Name: Anthony P. Mirra
Title: Vice President